SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 13, 2005
                        (Date of earliest event reported)


                              NATHAN'S FAMOUS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



      Delaware                       1-3189                     11-3166443
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(State of Incorporation)          (Commission                (I.R.S. Employer
                                  File Number)               Identification No.)


1400 Old Country Road, Westbury, New York                         11590
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number including area code            (516) 338-8500
                                                  -----------------------------


                                      N/A
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          (Former name or former address, if changed since last report.)




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Item 2.01.        Completion of Acquisition or Disposition of Assets.

     On July 13, 2005, pursuant to a purchase and sale agreement (the "Real Estate Agreement") dated as of February 23, 2005 among Nathan's Famous Operating Corp. ("Operating Corp."), a wholly-owned subsidiary of Nathan's Famous, Inc. and Thor Realty, LLC, Operating Corp sold to 1319 Bowery Realty, LLC ("Buyer"), as assignee of Thor Realty LLC, all of Operating Corp.'s right, title and interest in and to a vacant real estate parcel located in Brooklyn, New York, in exchange for a payment of $3,100,000. Pursuant to the Real Estate Agreement, Operating Corp. caused its affiliate, Namasil Realty Corp. to enter into an agreement (the "Lease Agreement") pursuant to which an affiliate of Buyer has assumed all the rights and obligations of Namasil as tenant under a lease for an adjacent property and has agreed to pay $500,000 to Operating Corp. over a period of up to 3 years, $100,000 of which was paid.

     There is no material relationship between the Registrant and any of its affiliates and the Buyer, other than in respect of the Real Estate Agreement and the Lease Agreement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.


                                  NATHAN'S FAMOUS, INC.


                                  By:  /s/Ronald DeVos
                                     ----------------------------------------
                                  Ronald DeVos
                                  Vice-President Finance and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)


Dated:  July 15, 2005